EXHIBIT 10.56


                        AMENDMENT TO EMPLOYMENT AGREEMENT



     This Amendment to Employment Agreement (the "Amendment") dated as of August 13, 1998, is entered into by and between RICHARD TAUMAN (the "Employee") and HYDRON TECHNOLOGIES, INC., a New York corporation (the "Company").


                                   WITNESSETH:


     WHEREAS, the parties entered into an Employment Agreement dated September 16, 1994 (the "Employment Agreement") pursuant to which the Employee provides certain services to the Company; and

     WHEREAS, the parties desire to amend the Employment Agreement in certain respects.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Paragraph 1 of the Employment Agreement shall be, and hereby is, amended by inserting the following sentence at the end thereof:

         Notwithstanding the foregoing, effective April 3, 1995 the Employee assumed the position of Executive Vice President of the Company, and effective January 1, 1996 the Employee was given the additional title of Chief Operating Officer (the Employee relinquished the COO title effective August 9, 1998).

2. Paragraph 4(a) of the Employment Agreement shall be, and hereby is, amended by inserting the following sentence at the end thereof:

         Notwithstanding the foregoing, effective January 1, 1999, the Employee's Base Salary shall be $115,762.50.

3. Paragraph 8 of the Employment Agreement shall be, and hereby is, amended by inserting a new Paragraph 8A which shall read as follows:

         "Section 8A. CHANGE OF SENIOR MANAGEMENT - TERMINATION OF EMPLOYMENT
                      AND COMPENSATION IN EVENT OF TERMINATION

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         (a)      Notwithstanding anything contained in this Agreement to the contrary, the Employee may, at any time after six (6) months from the date of August 10, 1998 (the commencement date of employment of Robert Austen, the Chief Operating Officer of the Company) and for a period of six (6) months thereafter, elect to terminate this Agreement upon thirty (30) days prior written notice from the Employee to the Company.

         (b) Notwithstanding anything contained in this Agreement or any other agreement or instrument to the contrary, if the Employee terminates this Agreement pursuant to Paragraph 8A(a) above, the Employee shall be entitled to (the "Paragraph 8A Termination Compensation") (i) a cash lump sum payment from the Company in the amount of $378,781 (the "Lump Sum Payment") no later than (5) days from the effective date of termination, and (ii) all stock options previously granted to the Employee by the Company shall be immediately vested and exercisable and shall remain exercisable for the balance of the option term that would have applied had the Employee remained in the employ of the Company. If the Employee shall have received payments or benefits from the Company prior to the payment of the Paragraph 8A Termination Compensation which, when added to the Paragraph 8A Termination Compensation would, in the opinion of the Accountants, subject any of the payments or benefits to Employee to the excise tax imposed by Section 4999 of the Code, then the Paragraph 8A Termination Compensation shall be reduced by the smallest amount necessary, in the opinion of the Accountants, to avoid such tax. In addition, the Company shall have no obligation to make any payment or provide any benefit to the Employee subsequent to payment of the Paragraph 8A Termination Compensation which, in the opinion of the Accountants, would subject any of the payments or benefits to the Employee to the excise tax imposed by
                  Section 4999 of the Code.

         4. Paragraph 9(a) of the Employment Agreement shall be, and hereby is, amended by inserting the following at the end thereof:

                  Notwithstanding any provision of this Agreement to the contrary, in the event that the Employee terminates this Agreement pursuant to Paragraph 8A(a) above, then clause (i) and (ii) of this Paragraph 9(a) shall only apply if and to the extent that the Employee is affiliated with a competing business with which Harvey Tauman is also affiliated.

         5. The Employment Agreement shall be, and hereby is, amended by inserting the following new Paragraphs 21 through 26 at the end thereof:

                  21. LEGAL ADVICE. The Company shall promptly pay or reimburse the Employee for the reasonable fees and disbursements of the Employee's legal counsel in connection with the negotiation of this Amendment. Notwithstanding the foregoing, in the event that the Employee terminates

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                  this Agreement prior to the expiration of the Term pursuant to
                  Paragraph 8A(a), the Company shall deduct from the Lump Sum Payment provided in Paragraph 8A(b) an amount equal to two (2) times the total amount paid by the Company for the Employee's legal counsel fees in connection with the negotiation of this Amendment.

                  22. FAVORABLE REFERENCE AND NON-DISPARAGEMENT. The Company agrees that in anticipation of or following any termination of the Employee's employment with the Company, it will not in any way disparage the Employee to any person or organization or otherwise.

                  23. RESOLUTION OF DIFFERENCE OVER BREACHES OF AGREEMENT. In the event of any controversy, dispute or claim arising out of, or relating to this Agreement, or the breach thereof, or arising out of any other matter relating to the Employee's employment with the Company or the termination of such employment, the Company and the Employee agree that such underlying controversy, dispute or claim shall be settled by arbitration conducted in Boca Raton, Florida in accordance with this Paragraph 23 of the Agreement and the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules"). The matter shall be heard and decided, and award rendered by one (1) arbitrator appointed in accordance with the AAA Rules from the American Arbitration Association National Panel of Commercial Arbitrators. The award rendered by such arbitrator shall be final and binding as between the parties hereto and their heirs, executors, administrators, successors and assigns, and judgment on the award may be entered by any court having jurisdiction thereof.

                  24. MISCELLANEOUS. The Company represents that it has no knowledge as of the date of this Amendment of any circumstances, including without limitation any offset, counterclaim, recoupment, defense, or other claim or right which the Company may have against the Employee, that could affect the Employee's legal right to receive the payments and other consideration described in this Agreement. The Employee shall not be obligated to seek other employment in mitigation of the amounts payable or arrangements made under any provision of this Agreement, and the obtaining of any such other employment shall in no event effect any reduction of the Company's obligations to make the payments and arrangements required to be made under this Agreement. In any legal action taken by the Employee to enforce this Agreement, (1) in the event that the Company is determined by the arbitrator(s) to have had no reasonable basis for its litigation position, the fee of the arbitrators and all necessary expenses of the hearing (including reasonable attorneys' fees incurred by Employee or his beneficiary in pursuing his claim) shall be paid by the Company and (2) in the event that the Employee is determined by the arbitrator(s) to have had no reasonable basis for his litigation

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                  position, the fee of the arbitrators and all necessary
                  expenses of the hearing (including reasonable attorneys' fees incurred by Company in such litigation) shall be paid by the Employee.

         Capitalized terms which are used in this Amendment and which are defined in the Employment Agreement shall have the same meanings herein as are set forth in the Employment Agreement.

         Except as modified herein, the Employment Agreement shall continue in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the parties have caused this Amendment to the Employment Agreement to be duly authorized, executed, and delivered as of the date first written above.



                           HYDRON TECHNOLOGIES, INC.


                           --------------------------------------
                           Richard Banakus
                           Chairman, President and Chief Executive Officer



                           --------------------------------------
                           RICHARD TAUMAN

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